Exhibit 24.1

1st Source Corporation
Limited Power of Attorney

The undersigned director and/or officer of 1st Source Corporation, an Indiana corporation (the “Company”), does hereby make, constitute and appoint each of Larry E. Lentych and John B. Griffith, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective and post-effective amendments to a Registration Statement or Registration Statements to be filed on Form S-3 or other applicable form, with all exhibits thereto, and any other documentation in connection therewith, to be filed by said Company with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 20th day of February, 2009.

/s/ Daniel B. Fitzpatrick	/s/ Rex Martin
Daniel B. Fitzpatrick	Rex Martin

/s/ Terry L. Gerber	/s/ Christopher J. Murphy III
Terry L. Gerber	Christopher J. Murphy III

/s/ Lawrence E. Hiler	/s/ Dane A. Miller
Lawrence E. Hiler	Dane A. Miller

/s/ William P. Johnson	/s/ William P. Johnson
William P. Johnson	William P. Johnson

/s/ Wellington D. Jones III	/s/ John T. Phair
Wellington D. Jones III	John T. Phair

/s/ Craig A. Kapson	/s/ Mark D. Schwabero
Craig A. Kapson	Mark D. Schwabero

STATE OF INDIANA	)
) SS:
COUNTY OF ST. JOSEPH	)

Before me, a Notary Public, in and for said county and state, personally appeared Daniel B. Fitzpatrick, Terry L. Gerber, Lawrence E. Hiler, William P. Johnson, Wellington D. Jones III, Craig A. Kapson, Rex Martin, Dane A. Miller, Christopher J. Murphy III, Timothy K. Ozark, John T. Phair and Mark D. Schwabero, who executed the above and foregoing Limited Power of Attorney on February 20, 2009.

Witness my hand and Notarial Seal this 20th day of February, 2009.

/s/ Linda S. Wojciechowski
Notary Public

Linda S. Wojciechowski
Printed Name

My Commission Expires:	Residing in St. Joseph County, Indiana

12/10/2009